EXHIBIT 23


                      CONSENT OF INDEPENDENT AUDITORS




The Board of Directors
Carolina Telephone & Telegraph Company

     We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 33-64476) of Carolina Telephone & Telegraph Company and in the related Prospectus of our report dated January 21, 1994, with respect to the consolidated financial statements and schedules of Carolina Telephone & Telegraph Company included in this Annual Report (Form 10-K) for the year ended December 31, 1993.




                                                  ERNST & YOUNG

Kansas City, Missouri
March 30, 1994